Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-281205 on Form S-8 of our reports dated February 13, 2025 relating to the financial statements of Fortis Inc. (the “Corporation”) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in the Corporation’s Annual Report on Form 40-F for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants

St. John’s, Canada

June 16, 2025

Member of Deloitte Touche Tohmatsu Limited